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                                                                     EXHIBIT 4.1

                                  CERTIFICATE

                                       OF

                                    WARRANT
                                  ("WARRANT")

                                       OF

                              LSB BANCSHARES, INC.

NO. ______                                WARRANT TO PURCHASE
                                                    SHARES
                                          of Common Stock ($5.00 par value)

     This is to certify that [Name] is the registered owner (the "Owner") of this Warrant, which entitles the Owner to purchase at any time after April 16, 1990 and prior to 4:00 P.M. Eastern Time on April 16, 2000, at the principal office of LSB Bancshares, Inc., a North Carolina bank holding company (the "Corporation"), and its successors, all or a portion of the number of shares set forth above of fully paid and nonassessable common stock of the Corporation, par value Five Dollars ($5.00) per share ("Share"), at a purchase price of $7.75 per Share ("Purchase Price"). This Warrant shall be exercisable upon presentation and surrender of this Certificate of Warrant with a written notice of election to purchase, duly executed by the Owner, and accompanied by payment of the Purchase Price of each Share purchased either in cash or by certified or official bank check payable to the order of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officer as evidenced by his signature or facsimile signature and it has caused the corporate seal to be hereunto affixed.

     Issued this ____ day of ______________, 19__.

                                          LSB BANCSHARES, INC.

                                          By:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

Attest:
-------------------------------------------------

      Title:
      ------------------------------------------------

(SEAL)